                                                                    Exhibit 10.7

                            SOFTWARE CONVERSION AGREEMENT

     THIS SOFTWARE CONVERSION AGREEMENT is effective as of this      day of
          , 19      and is entered into between Transformation Processing Inc.
("TPI"), a corporation having its principal place of business at the address set forth below, and _______________ (the "Customer"), having a place of business at the address set forth below.

RECITALS

A. The Customer has certain software libraries, data and applications (the "Customer Applications") which execute on the computer system described in Schedule A (the "Source Computer System").

B. The Customer wants to hire TPI to provide software conversion services that allow the Customer Applications") to execute on the target computer system described in Schedule B (the "Target Computer System").

C. TPI uses an automated process to perform the conversion service. The software that is converted through the automated process is called the "Processed Software."

D. Software that cannot be converted through the automated process will have to be converted manually. The software that is converted by manual process is called (the "Rewritten Software").

E. Processed Software and Rewritten Software and collectively called the "Converted Software".

F. The Customer's Converted Software will only execute on the Target Computer System in conjunction with certain software function support licensed by TPI (the "Deployment Products").

G.   Customer's Applications are described in Schedule C.


     AND WHEREAS the Customer wants to hire TPI to provide the conversion services described in this contract and have the remarketing rights for the Deployment Products, subject to the execution of a Deployment Product License Agreement or Deployment Product Royalty Agreement between TPI and the Customer.


NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. AUTOMATED CONVERSION: TPI agrees to convert the Customer Applications described in Schedule C so that it will execute on the Target Computer System and to deliver the Processed Software and/or Converted Software to the Customer. In consideration of these conversion services, the Customer agrees to pay TPI the fees on the dates described in Schedule F.

2. MANUAL CONVERSION: TPI intends to use an automated process to convert the Customer Applications referred to in Schedule C. Schedule D refers to certain software code associated with the Customer Applications which are not capable of being converted by TPI's automated process. When the Customer executes Schedule D and delivers it to TPI, Schedule D will become part of this Agreement. TPI agrees to manually convert the code described in that Schedule and deliver the Rewritten Software to the Customer. In consideration of these services, the Customer agrees to pay TPI the fees on the dates described in Schedule D. If the Customer elects to produce the Rewritten Software itself, the Customer alone shall be responsible for the integration of the Processed Software with the Rewritten Software (together the "Converted Software") and for the performance of the whole system together, and TPI shall provide no support to the Customer in this regard unless otherwise agreed to by TPI in writing,

3. DEPLOYMENT PRODUCT LICENSE: The Processed Software and the Rewritten Software (together the "Converted Software") will only execute when used in conjunction with certain software function support supplied by TPI (the "Deployment Products").

     The Deployment Products include software functionality for a computer called a Server ("Server Software"). The Deployment Products also include software functionality which accommodates end user access to that functionality provided by the Server Software ("Client Software"). The Deployment Products are available under license from TPI for a specified number of concurrent users for both the Server Software and Client Software as specified in Schedule B. The license grants the Customer to install one
     (1) copy of the Server Software on the computer called a Server and to install the Client Software on the Customer's computers and workstations licensed under the Deployment Product License Agreement or Deployment Product Royalty Agreement. The Customer agrees that it will only use the Converted Software after execution of a TPI standard Deployment Product License Agreement or Deployment Product Royalty Agreement for the Deployment Products. The Customer may resell or install the Converted Software on more than one (1) computer system provided that a separate Deployment Product License Agreement or Deployment Product Royalty Agreement for the Deployment Products is executed between the parties.

4. THIRD PARTY LICENSES: The Customer acknowledges that it may be necessary to add certain third party software processes and programs during the conversion process or to use such processes and programs during the execution of the Converted Software. In the event that the Customer is not the sole owner of the Customer Applications, the Customer shall be responsible for obtaining a license to use such processes and programs on the Target Computer System.


                                          --

5. SUPPORT: Subject to the terms of this agreement, TPI will provide the Customer with the following support services for the Processed Software or Converted Software and/or Deployment Products:

     (a) TPI will provide advice and assistance in the use of the Processed Software and/or Converted Software and Deployment Products; and

     (b) TPI will use all reasonable efforts to correct any defect in the execution of the Processed Software and/or Converted Software and Deployment Products.

     The support services will be provided by telephone (with long distance charges payable by the Customer) during regular business hours of the TPI office providing support services.

     The Customer must be willing to assist TPI with additional information or provide access to the Customer Applications which TPI may reasonably request. During the first ninety (90) days following the delivery to the Customer, there will be no charge for the support services. Thereafter, there will be no charge for the support services if the support fees identified in the Deployment Products License Agreement or Deployment Product Royalty Agreement are current. Otherwise, TPI shall be entitled to charge the Customer for support time at TPI's applicable hourly rate. Charges will apply if TPI is asked to resolve problems caused by the Customer not operating the Processed Software and/or Converted Software and Deployment Products as described in the user manual, "online" documentation and/or TPI provided materials, or when TPI determines that the cause of the problem is by nature the responsibility of the Customer.

     Any supplemental software code and/or updates provided to the Customer as part of the Support Services shall be considered part of the Converted Software or the Deployment Products and are subject to the terms and conditions of this Agreement. With respect to technical information Customers provide to TPI as part of the Support Services, TPI may use such information for its business purposes, including product support and development.

     The Customer is expected to be familiar with the operating systems that the Converted Software and Deployment Products execute under, the third-party database management system used for data storage, and any other third-party software utilized. TPI may charge the Customer for any support services (whether during the first ninety (90) days or otherwise) which arise out of the Customer's misunderstanding of the Target Computer System as described in Schedule B.

6. INABILITY TO DO CONVERSIONS: If TPI determines that it is unable to provide the Processed Software or Converted Software to the Customer, TPI may refund all monies received from the Customer under this agreement and return the software and data files submitted for conversion whereupon this agreement shall terminate, the Customer shall cease all further use of the Converted Software and each party shall have no liability or obligation of any nature to the other.

7. CODE LINES TO BE CONVERTED: The fees charged for the conversion services as specified in the agreement have been established relying on the quantity and character of the executable code, without comments, to be converted on an automated basis (as specified in Schedule C) and a rewritten basis (as specified in Schedule D). Any difference between the actual quantity and character of the code specified in this contract will entitle TPI to revise its fees (as per its published fee schedule) for the Processed Software, and Rewritten Software.

8. CURRENCY. TAXES AND PAYMENT TERMS. All references in this agreement to dollars are expressed in Canadian currency except where otherwise noted and all amounts payable to TPI shall be paid in Canadian dollars. The conversion fees do not include any taxes or duties which, if applicable, will be billed in addition to the conversion fees and shall be payable by the Customer upon invoice. All amounts owing under this agreement which are not paid when due shall bear interest at the lesser of the highest rate permitted at law and the Prime Rate plus 2% per annum until paid in full. The Prime Rate shall be the rate of interest per annum charged from time to time during the currency of this agreement by the Bank of Montreal (the "Bank") for demand loans in Canadian funds made at the main branch of the Bank in Toronto, Ontario CANADA (and if at any time there is more than one such prime commercial lending rate of the Bank, the Prime Rate shall be the highest prime commercial lending rate of the Bank.

9. OBLIGATIONS OF THE CUSTOMER: The Customer agrees to deliver the software to be converted under this Agreement to TPI as object code, source code and data. The Customer represents and warrants to TPI that the Customer has the right to convert the Customer's software as contemplated in this agreement. If the Customer is not the owner of the software being converted, the Customer may require a license from the owner of the software to convert and execute the software under the Target Computer System and the Customer shall be responsible for obtaining such licenses.

10. CONFIDENTIAL INFORMATION: Both parties acknowledge that the Customer Applications, software ideas, concepts, know-how and techniques employed by each other in performing the conversion services (the "Confidential Information") are trade secrets which required substantial efforts to create and develop. Both parties acknowledge that each other may provide confidential software and information which is clearly marked as confidential by the respective party (the "Confidential Information").
     Each party agrees to use the Confidential Information of the other in confidence with the same degree of care it uses with its own Confidential Information (using at least a reasonable standard of care) and not to disclose such Confidential Information in any form whatsoever except to those of its employees and subcontractors who have a need to use the same in the normal course of their work and who have agreed to abide by the provisions of this Agreement. Neither party shall acquire any ownership rights or other rights relating to the other party's Confidential Information or other property as a result of the execution or performance of this contract and regardless of whether the Customer's software and the software used by TPI both appear in the Converted Software.

11. RETENTION OF COPIES: TPI may, but is not required to, retain copies of the software delivered by the Customer to TPI and the Converted Software as evidence of the conversion services performed by TPI under this agreement. If the Customer wants the return of this software, TPI will do so provided that the Customer first executes a release prepared by TPI.

12. LIMITED WARRANTY: TPI shall give written notice (the "Delivery Notice") to the Customer when TPI considers delivery of the Converted Software to the Customer to have been completed. The Customer will be entitled to a refund of all amounts paid to TPI trader this agreement if

     (a) the Converted Software does not produce the same substantive output as the Customer's original Customer Applications and if the Customer gives written notice of such defect to TPI within thirty (30) days following delivery of the Delivery Notice describing the defect with sufficient precision to enable TPI to recreate or simulate such defect (and failing the delivery of such notice), the Customer shall be deemed to have accepted the Converted Software;

     (b) TPI fails to remedy the defect within ninety (90) days following the Delivery Notice; and

     (c) the Customer discontinues use of the Converted Software and returns copies of the Converted Software and System Software within ninety
          (90) days following delivery of the Delivery Notice.

     The term "substantive output" means the results produced by the software when it is executed and not the manner or format in which those results are presented (unless the manner or format in which those results are presented materially reduces the usefulness of the Converted Software to the Customer). The Customer acknowledges that any defect in the Customer Applications will not be remedied by the conversion services provided under this agreement and that TPI does not contract to make good any such defect unless specifically agreed to in writing by TPI.

     TPI does not offer any warranty with respect to the Converted Software or its installation other than the right to obtain a refund in the circumstances specifically described above.

     TPI DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THE WARRANTY AGAINST LATENT DEFECTS, WITH RESPECT TO THE

     CONVERTED SOFTWARE WITHOUT LIMITING THE GENERALITY OF THE FOREGOING. TPI MAKES NO REPRESENTATION OF WARRANTY:
     WITH RESPECT TO THE CHARACTERISTICS OF EXECUTION OF THE CONVERTED SOFTWARE

     (a) (EXCLUDING RESPONSE TIME, CHARACTERISTICS OF USE OF MACHINE TIME AND OTHER OPERATING FUNCTIONS WITH ANY PARTICULAR EQUIPMENT);

     (b) THAT THE FUNCTIONS CONTAINED IN THE CONVERTED SOFTWARE WILL SATISFY ALL THE NEEDS OF THE CUSTOMER, OR

     (c) THE OPERATION OF THE CONVERTED SOFTWARE WILL ALWAYS BE ERROR FREE OR UNINTERRUPTED OR THAT ALL DEFECTS AND PROGRAMMING ERRORS IN THE CONVERTED SOFTWARE WILL BE DETECTED OR CORRECTED.

13. RESPONSIBILITY OF THE CUSTOMER: The Customer is the only party responsible for the use of the Converted Software for the Customer's activities. The Customer agrees to use the necessary verification controls and operating techniques to satisfy its needs with respect to error detection, security, back-up and restart in case of failure or destruction of the Customer's original software or the Converted Software or any of the customer's files and data, whether the same occurs during or after conversion. The Customer agrees to keep one (1) copy of all material delivered to TPI and to bear the risk of loss, damage or theft of any material delivered to TPI. TPI strongly recommends that the Customer test the Converted Software before operation with the Customer's software or data.

14. EXCLUSION OF LIABILITY: IN NO EVENT SHALL TPI OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OR DAMAGE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUE OR PROFITS, BUSINESS INTERRUPTION, LOSS OF SOFTWARE OR INFORMATION, FAILURE TO REALIZE EXPECTED SAVINGS OR ANY OTHER PECUNIARY LOSS OF ANY NATURE WHATSOEVER INCLUDING INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGE, EVEN IF TPI HAS BEEN ADVISED OF THE POSSIBILITY OF SAME, RESULTING FROM USE OF, OR INABILITY TO USE, THE CONVERTED SOFTWARE, FROM ANY SERVICE PROVIDED UNDER THIS AGREEMENT, FROM ANY DELAY IN THE SUPPLY OF SUCH SERVICE OR FROM ANY OMISSION TO DO SO BY TPI, ITS SUBSIDIARIES, AFFILIATES, EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS, OR ANY OTHER PARTY FOR WHICH TPI MAY BE RESPONSIBLE AT LAW. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY. IN NO EVENT SHALL THE TOTAL LIABILITY OF TPI TO THE CUSTOMER FOR ALL DAMAGES. LOSSES AND CAUSES OF ACTION UNDER ANY LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, CONTRACT, FUNDAMENTAL BREACH OR BREACH OF A FUNDAMENTAL TERM, TORT OR NEGLIGENCE) EXCEED THE AMOUNTS PAID BY THE CUSTOMER TO TPI UNDER THIS AGREEMENT DURING THE YEAR PRECEDING THE MAKING OF THE CLAIM.

15. INDEMNIFICATION BY THE CUSTOMER: The Customer agrees to defend TPI against any action, suit or claim against TPI by any third party resulting from use of the Converted Software by the Customer, from use of any Customer provided data or computer program by TPI, from the conversion of any software or data files supplied by the Customer to TPI, from any service provided under this Agreement, from any delay in the supply of such services or from any omission to do so. The Customer agrees to indemnify and hold TPI harmless from and against all damages, liabilities, losses and expenses, including reasonable attorney's fees and all court costs, incurred by TPI as a result of any such action, suit or claim.

16. TERMINATION: The parties shall be entitled to terminate this agreement if either party fails to abide by any of the terms and conditions of this agreement and such failure continues for ten (10) days after written notice to remedy such failure. This agreement will automatically terminate without notice if either party becomes bankrupt or insolvent, or makes an assignment for the benefit of its creditors, or if a liquidation order is made against either party or if either party takes advantage of any statue relating to insolvency. bankruptcy or arrangements with creditors. Upon termination of this agreement, the Customer shall cease all further use of the Converted Software and return to TPI all originals and all reproductions of the Converted Software in its possession or control and any notes relating thereto. Instead of such return TPI may, at its option, require the Customer to destroy such originals, reproductions and notes, and provide TPI with satisfactory evidence of such destruction. Those provisions of this agreement which by their nature arc intended to survive the termination of this agreement (including, without limitations, sections 10, 12, 14 and 15) shall survive the termination of this agreement.

17. NOTICE: Any notice required or permitted under this agreement shall be given to the address for notice set out below or to such other address of which notice is given. Such notice may be given by personal delivery (including courier delivery), prepaid mail or facsimile. Such notice shall be considered received on the date of actual receipt at the address for notice.

18. ASSIGNMENT: This agreement can only be assigned with the prior written consent of TPI and upon the conditions stipulated by TPI.

19. OTHER TERMS: This agreement sets forth the entire understanding between the parties, relating to the subject matter hereof and there are no agreements, promises, representations or understandings between the parties other than as set forth herein. No amendment or modification of this agreement shall be effective unless in writing and signed by the parties to his agreement. No term, covenant or condition of this agreement shall be deemed to have been waived by either party to this agreement unless such waiver is in writing, and then such waiver shall apply only to the specific event or circumstances described in such waiver. This agreement shall be governed by laws in force at the Customer's address for notice set below. The section headings in this agreement are for convenience of reference and do not affect the meaning of sections. This agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective legal personal representatives, successors and permitted assigns.

20. LANGUAGE: The parties hereto have requested that this agreement be drafted in English. Les parties aux presents ont exige que le present contrat soit redige en langue anglaise.

     IN WITNESS WHEREOF THE PARTIES HAVE SIGNED THIS AGREEMENT AS OF THE DATE STATED ON PAGE ONE HEREOF BY THEIR OFFICERS DULY AUTHORIZED AS THEY SO DECLARE.

                                        Transformation Processing Inc.

-----------------------------------
Name of Customer (Please Print)


By:                                     By:
   --------------------------------        --------------------------------
   Signature                               Signature


-----------------------------------     -----------------------------------
Name of Signing Officer (Please Print)  Name of Signing Officer (Please Print)


-----------------------------------     -----------------------------------
Title                                   Title


-----------------------------------     Transformation Processing Inc.'s
Customer's Address for Notice:          Address for Notice:


                                        2121 Argentia Road, Suite 200
-----------------------------------     Mississauga, Ontario
                                        CANADA L5N 2X4


-----------------------------------


Telephone:_________________________     Telephone: (905) 817-7907

Facsimile:_________________________     Facsimile:    (905) 812-7920

SCHEDULE A
SOURCE COMPUTER SYSTEMS


CPU

                  System       Serial #         Model     Memory        Disk
                  ------       --------         -----     ------        ----
Example




TERMINALS

          Manufacturer
              Name         M/C Type     Model       Local /Remote/Interface Type
              ----         --------     -----       ----------------------------
Example




PRINTERS

          Manufacturer
              Name         M/C Type     Model       Local /Remote/Interface Type
              ----         --------     -----       ----------------------------

Example


TAPE DRIVES

          Manufacturer
              Name         M/C Type     Model       Local /Remote/Interface Type
              ----         --------     -----       ----------------------------

Example




OPERATING SYSTEM

          Operating System          Version
          ----------------          -------

Example

COMPILER VERSION

          Compiler System           Version
          ---------------           -------

Example


OTHER VERSION

          Other System              Version
          ------------              -------

Example

                                     SCHEDULE C
                                 CUSTOMER APPLICATION

The Customer Applications may be Submitted in a soft-copy media format by initialing here:


Language            #Programs/Objects        Total Lines

     OCL
     CL
     RPGII
     RPGII-1/2
     RPGIII
     COBOL
     BASIC
     DFU
     FMT
     Other

--------------------- ------------ ----------------- ------------- -------------
File/Member Name  No.  Of Records   Total Megabytes   Source Type   Description
--------------------- ------------ ----------------- ------------- -------------

--------------------- ------------ ----------------- ------------- -------------

--------------------- ------------ ----------------- ------------- -------------

--------------------- ------------ ----------------- ------------- -------------

                                      SCHEDULE D
                                  REWRITTEN SOFTWARE




If this Schedule D is executed by the Customer and delivered to TPI, Schedule D will become part of this Agreement. TPI agrees to perform the following Rewritten Software conversions associated ,with the Processed Software and the Customer agrees, to pay the fees described below:

----------------------------------------  --------------------------------------
       Description of Code to be
          Manually Converted                      Rewritten Software Fee
----------------------------------------  --------------------------------------
TO BE DEFINED                             INCLUDED IN $75,000.00 CONVERSION FEE
----------------------------------------  --------------------------------------

----------------------------------------  --------------------------------------

----------------------------------------  --------------------------------------

----------------------------------------  --------------------------------------

Payment Terms:

The Rewritten Software fee does not include any taxes or duties which, if applicable, will be billed in addition to these fees and shall be payable by the Customer upon invoice.

The Customer agrees that TPI will perform the Rewritten Software conversions described above and that the Customer will pay the fee as provided above.

Date:____________________________       _______________________________
                                        Name of Customer (Please Print)

                                        By:____________________________
                                             (Signature)

                                        _______________________________
                                        Name of Signing Officer (Please Print)

                                        _______________________________
                                        Title

SCHEDULE E
PRICE AND TERMS OF PAYMENT


The fees and terms of payment under this agreement are as follows:

1.   Conversion Services

     Conversion Fees: The fees to be paid to TPI for the conversion and development services provided under this Agreement (the "Conversion Fees") are as follows:

     For conversion of the Source Computer Applications Software:     $75,000.00

          For the development of the Rewritten Software:              $     0.00

          The fees referred to for the Rewritten Software apply only if the Customer has elected to have TPI develop the Manual Software (see Schedule D).


     B.   Payment Terms: The Conversion Fees shall be paid to TPI's follows:

     1. Phase 1: For services during a ninety (90) day proof of concept which includes conversion of approximately 260,000 lines of source computer
          applications.   Payment terms are $8,000.00 payable to TPI on May 1,
          1997; $8,000.00 payable to TPI on June 1, 1997;  and $9,000.00 payable upon Customer acceptance of Phase I.

     (ii) Phase 2: For services to convert approximately 2,.550,000 lines of source computer applications payment terms are S10,000.00 per month payable at the end of each of the first five (5) months of Phase 2.

     All fee quoted exclude applicable taxes which will be invoiced and are due coincident with the fee schedule as documented.